                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)



Filed by the registrant   |X|

Filed by a party other than the registrant    | |

Check the appropriate box:


| |      Preliminary proxy statement

|X|      Definitive proxy statement


| |      Definitive additional materials

| |      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           AMERICAN HEALTHCHOICE, INC.
                (Name of Registrant as Specified in Its Charter)



     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of filing fee (Check the appropriate box):

         |X|      No fee required.

         | |      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

         (1) Title of each class of securities to which transaction applies:

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                                      - 1 -

         (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)   Total Fee paid:

--------------------------------------------------------------------------------

         [ ]   Fee paid previously with preliminary materials.

         [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

--------------------------------------------------------------------------------

         (2)   Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3)   Filing party:

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         (4)   Date filed:

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                                      - 2 -

                           AMERICAN HEALTHCHOICE, INC.
                      1300 WEST WALNUT HILL LANE, SUITE 275
                               IRVING, TEXAS 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 1998


Dear Stockholders of American HealthChoice, Inc.:

         You are cordially invited to attend the Annual Meeting of Stockholders of American HealthChoice, Inc. (the "Company") to be held at 10:00 a.m., local time on November 20, 1998, at the Company's office at 1300 West Walnut Hill Lane, Suite 275, Irving, Texas 75038, to consider and vote upon the following matters:

                  1. To elect five Directors to hold office in accordance with the Articles of Incorporation and Bylaws of the Company ("Proposal 1");

                  2. To approve the issuance of shares of Common Stock upon conversion of $3,385,000 of debentures issued during August 1998 ("Proposal 2");

                  3. To approve (i) an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 115,000,000 shares to 4,600,000 shares (without affecting par value), (ii) a 1-for-25 reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Split"), and (iii) an amendment to the Company's Certificate of Incorporation, following the effective date of the Reverse Split, to increase the post-split number of authorized shares of Common Stock from 4,600,000 shares to 100,000,000 shares (without affecting par value), all of which shall be considered as one proposal ("Proposal 3");

                  4. To ratify the selection of Lane Gorman Trubitt, L.L.P. as the Company's auditors ("Proposal 4"); and

                  5. The transaction of such other business that may properly come before the meeting or any adjournment or postponement thereof.

         Only Stockholders of record at the close of business on October 16, 1998 who own Common Stock will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited and urged to attend the Annual Meeting. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE STILL REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend, you may vote in person if you wish, even though you have sent your proxy.




                                          By Order of the Board of Directors


                                          Jay R. Stucki, Secretary
October 21, 1998

                           AMERICAN HEALTHCHOICE, INC.
                      1300 WEST WALNUT HILL LANE, SUITE 275
                               IRVING, TEXAS 75038

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 1998


         This Proxy Statement (the "Proxy Statement") and the accompanying proxy card are being furnished to the holders (the "Stockholders") of common stock, par value $.001 per share ("Common Stock"), of American HealthChoice, Inc., a New York corporation ( the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company from the Stockholders for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). Proxies will be voted at the Annual Meeting to be held at the time and place and for the purposes set forth in the accompanying Notice. This Proxy Statement and the enclosed form of proxy is being mailed on or about October 21, 1998.

         The expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to their principals, will be borne by the Company. The Company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to beneficial owners of the Company's Common Stock in accordance with Securities and Exchange Commission requirements. In addition to the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.

         The Company's principal executive office is located at 1300 West Walnut Hill Lane, Suite 275, Irving, Texas 75038, and its telephone number is (972) 751-1900.

                          VOTING AND PROXY INFORMATION


         The Board of Directors of the Company has fixed the close of business on October 16, 1998, as the record date (the "Record Date") for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding 14,679,901 shares of Common Stock, the only outstanding securities of the Company entitled to vote at the Annual Meeting. As of the Record Date, the Common Stock was held by approximately 122 stockholders of record.


         For each share held on the Record Date, a holder of Common Stock is entitled to one vote on all matters properly brought before the Stockholders at the Annual Meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of any of the Proposals. Under the rules of the stock exchanges of which brokers are members, such brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). Under these rules, member firms may be prohibited from voting on Proposal 2 and Proposal 3 without specific instructions from beneficial owners. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock attending the Annual Meeting is necessary to approve Proposal 2; and the affirmative vote, either in person or by proxy, of the holders of more than 50% of the outstanding shares of Common Stock is necessary to approve Proposal 3. Accordingly, if a Stockholder abstains from voting certain shares on the approval of Proposal 2, or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares on Proposal 2, it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares on Proposal 2, those shares will not be considered as shares present and entitled to vote with respect to the approval of Proposal 2 and therefore will have no effect on the outcome of the vote, assuming a quorum is otherwise present. On the other hand, if a Stockholder abstains from voting certain shares on the approval of Proposal 3, a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee is not able to vote such shares on Proposal 3, or if a broker indicates that it does not have authority to vote certain shares regarding Proposal 3, it will have the effect of a negative vote.

         All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a Director of the nominees listed herein and for approval of the other Proposals.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to:
Corporate Secretary, American HealthChoice, Inc., 1300 West Walnut Hill Lane, Suite 275, Irving, Texas 75038.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, five directors will be elected to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

         It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors as set forth in the following table. If any nominee becomes unavailable for election to the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board is not aware of any circumstances likely to render the nominees unavailable for election. The withholding of authority or abstention will have no effect upon the election of directors by holders of Common Stock because under New York law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum. The shares held by each holder of Common Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.


         The following table sets forth certain information with respect to the persons who will be the nominees for election at the Annual Meeting and the other executive officers of the Company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of Common Stock beneficially owned by each of the directors as of September 30, 1998 is set forth below in "Securities Ownership of Certain Beneficial Owners."


NOMINEES AND BUSINESS EXPERIENCE


              NAME                      AGE                          POSITION                             SINCE
              ----                      ---                          --------                             -----
Joseph W. Stucki, D.C.                  40        President, Chief Executive Officer and            March 1995
                                                  Chairman of the Board of Directors

Jay R. Stucki                           38        Chief Financial Officer, Vice
                                                  President, Treasurer,
                                                  Secretary and General Counsel                     December 1996

Jeffrey Jones, D.C.                     37        Director                                          March 1995

Michael R. Smith, M.D.                  40        Director                                          December 1996

John V. Mansfield                       51        Director                                          June 1998

James Roberts                           39        Director                                          June 1998

-----------------------------

         Joseph W. Stucki, D.C. Dr. Stucki is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Dr. Stucki has been a licensed chiropractor for approximately 16 years. In May 1983, he founded United Chiropractic Clinics, Inc. and, as its Chairman and President, purchased or developed and opened approximately 84 multi-disciplined clinics (chiropractic, medical, physical therapist, massage therapist, etc.). From 1988 through 1995, Dr. Stucki served as Chairman and Chief Executive Officer of United Health Services. United Health Services developed approximately 150 franchises throughout the United States. Dr. Stucki has been a consultant to health care organizations on various issues including practice management, strategic development, and mergers and acquisitions. Dr. Stucki has authored several papers and manuals on practice management and has been a guest speaker on health care issues. Dr. Stucki is a member of various national, state, and local organizations.


         Jay R. Stucki. Mr. Stucki became Vice President, Chief Financial Officer, Treasurer and Secretary of the Company in June 1997. He was acting Chief Financial Officer from March 1997 until June 1997. Mr. Stucki was first employed by the Company in December 1996 as General Counsel. Mr. Stucki was in public administration for approximately 13 years, last serving as the Director of Aviation for the Jacksonville Port Authority, Florida. Mr. Stucki obtained his Juris Doctor from Oklahoma City School of Law. He also has a masters in business administration from the University of Texas - Odessa, and a bachelor of business administration from the University of Albuquerque.


         Jeffrey Jones, D.C. Dr. Jones is a Director of the Company. He is the Clinic Director of the United Chiropractic Uptown Clinic, New Orleans, Louisiana, owned by a subsidiary of the Company. He obtained his Louisiana Doctor of Chiropractic license in July 1985, and began his association with the United Chiropractic Uptown clinic shortly thereafter. In the past, Dr. Jones has acted as Regional Manager of other United Clinics in the greater New Orleans area. He is a member of the Chiropractic Association of Louisiana, The Union of Chiropractic Physicians and the American Chiropractic Association.

         Michael R. Smith, M.D. Dr. Smith became a Director of the Company in December 1996. Dr. Smith, a practicing physician board certified in family practice, has been employed by the Company since September 1994. He provides medical services at certain of the Company's clinics and serves as the Medical Director for the Company's Texas clinics. He also serves on the Board of Directors of AHC Physicians Corporation, Inc., a subsidiary of the Company. From June 1992 through August 1994, Dr. Smith was an employee and then partner at the Texas Trauma Rehabilitation Association. Dr. Smith graduated from The University of Texas Medical Branch in 1984.

         John V. Mansfield. Mr. Mansfield became a Director of the Company in June 1998. He has been the President and Chief Executive Officer of Harland Properties, Inc. since February 1992, and of Axis Care Group, Inc. since May 1997, two privately owned companies located in London, Ontario. Harland Properties, Inc. is engaged in the business of real property management, development and consulting, and Axis Care Group, Inc. is engaged in the business of medical services management.

         James Roberts. Mr. Roberts became a Director of the Company in June 1998. He has been the President of Health Dental Plus, Inc. since September 1993. Health Dental Plus, Inc. is engaged in the marketing of dental benefits plans to employer groups and individuals.

         Dr. Joseph W. Stucki and Jay R. Stucki are brothers.

         Members of the Company's Board of Directors are elected to hold office until the next meeting of stockholders and until their successors are elected and qualified. Officers are elected to serve subject to the discretion of the Board of Directors until their successors are appointed and have qualified.

         The committees of the Company's Board of Directors are as follows:

                  Audit Committee                    John V. Mansfield, Chairman
                                                     James Roberts

                  Compensation Committee             James Roberts, Chairman
                                                     John V. Mansfield
                                                     Dr. Joseph W. Stucki

         The Company does not have a Nominating Committee.

         The Audit Committee reviews financial press releases and earning reports and recommends to the Board the independent public accountants to be used by the Company. The Audit Committee held four meetings in 1997 and three meetings in 1998. All members of the Audit Committee attended at least 75% of such meetings.

         The Compensation Committee recommends salaries of the Executive Officers of the Company for approval of the Board. The Compensation Committee held four meetings in 1997 and three meetings in 1998. All members of the Compensation Committee attended at least 75% of such meetings.

         The Board of Directors held six meetings in 1997 and four meetings in 1998, and took six actions by written consent in 1997 and two actions by written consent in 1998. Each member of the Board of Directors attended at least 75% of the meetings of the Board.

         The Company was notified on July 2, 1998 that one of its directors, Robert P. DePalo, was resigning due to "irreconcilable differences of opinion between the managing directors and [him] with respect to the governance of [the Company]".

EXECUTIVE COMPENSATION

         The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the other named executive officer for the last three fiscal years. No other executive officer of the Company who was serving at the end of fiscal 1998 earned more than $100,000 of annual base compensation for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM COMPENSATION
                                      FISCAL                 ANNUAL              -------------------------------------------
          NAME AND                  YEAR ENDING           COMPENSATION/          RESTRICTED STOCK     SECURITIES UNDERLYING
     PRINCIPAL POSITION            SEPTEMBER 30,           SALARY ($)                AWARDS($)             OPTIONS(#)
     ------------------            -------------         -------------           ------------------   ----------------------
Dr. Joseph W. Stucki                    1998             $    262,950              $  14,050(1)                     --
Chairman of the Board,                  1997                  235,815                117,000(1)                     --
President and Chief                     1996                  211,938                     --                        --
Executive Officer

Jay R. Stucki                           1998                  169,717(2)              70,200(3)                200,000
General Counsel and                     1997                   83,109(2)               8,430(3)                200,000
Secretary                               1996                       --(4)                  --                        --

---------------------------

(1) Dr. Stucki is entitled to a stock bonus of 50,000 shares on June 1 of each year of his employment agreement. The closing bid prices per share on June 1, 1997 and 1998 were $2.34 and $0.281, respectively. The employment agreement also gives him the right to receive an option for 500,000 shares, at an exercise price of $2.34 per share, upon the Company achieving three consecutive quarters of profit or upon termination of employment for any reason in connection with a change of control. See "- Employment Agreements", below.

(2) Includes $47,817 and $3,487 in 1998 and 1997, respectively, for payment of student loans pursuant to his employment agreement.

(3) Mr. Stucki is entitled to a stock bonus of 30,000 shares on June 1 of each year of his employment agreement. The closing bid prices per share on June 1, 1997 and 1998 were $2.34 and $0.281, respectively. The employment agreement also gives him the right to receive an option for 200,000 shares on each June 1.

(4)  Mr. Stucki was not employed by the Company in fiscal 1996.

STOCK OPTION AND STOCK PURCHASE PLANS

         The following tables set forth the number of options granted to the Company's Chief Executive Officer and the other named executive officer during fiscal 1998 and the value of the unexercised options held by them at September 30, 1998.

                             OPTION/SAR GRANTS TABLE
                     (OPTION/SAR GRANTS IN LAST FISCAL YEAR)


                                            NUMBER OF      PERCENT OF
                                           SECURITIES         TOTAL
                                           UNDERLYING      OPTIONS/SARS
                                           OPTIONS/SARS     GRANTED TO         EXERCISE OR
                                            GRANTED        EMPLOYEES IN         BASE PRICE       EXPIRATION
         NAME                                 #            FISCAL YEAR            ($/SH)            DATE
       -------                            -------------    ------------         ----------       ----------
Dr. Joseph W. Stucki                             -                  -           $      -             -
Jay R. Stucki                               200,000           100%                  0.281          6/1/03

               AGGREGATE OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                   AND FISCAL 1998 YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN THE
                                                                  UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                                SHARES                        OPTIONS AT FISCAL YEAR-END (#)            YEAR-END ($)
                              ACQUIRED ON        VALUE        ------------------------------   --------------------------
           NAME               EXERCISE (#)      REALIZED      EXERCISABLE      UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
           ----              ------------       --------      -----------      -------------   -----------  -------------
Dr. Joseph W. Stucki             None             None        150,000               -             $ -(1)        -
Jay R. Stucki                    None             None        400,000               -               -(1)        -

--------------------

(1) All options are vested. Value is based on the closing price per share on September 15, 1998 as quoted on the Nasdaq Small Cap Market, of $0.09. None of the options were in-the-money on September 15, 1998.

EMPLOYEE BENEFIT PLANS


         In August 1995, the Company adopted its 1995 Employee Stock Option Plan (the "Employee Plan") under which options to purchase shares of Common Stock may be issued to employees and consultants of the Company. The Company reserved 1,000,000 shares of Common Stock for issuance under the Employee Plan. Also in August 1995, the Company adopted the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") which provides for the grant of options to directors of up to 250,000 shares that do not qualify as "incentive stock options" under the Internal Revenue Code of 1986. In addition, the Company adopted its 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective October 1, 1995, which allows employees to acquire Common Stock of the Company at 85% of its fair market value from payroll deductions received from the employees. The Company has reserved a total of 250,000 shares of its Common Stock to be sold to eligible employees under the Stock Purchase Plan. In October 1996, the Board of Directors amended each of the Employee Plan, the Director Plan, and the Stock Purchase Plan to clarify various matters concerning the administration of such plans. In March 1997, the Company authorized for issuance 200,000 shares of Common Stock pursuant to a consulting agreement ("Consultant Plan 1"). In July 1997, the Company adopted its 1997 Executive Stock Bonus Plan ("Executive Stock Bonus Plan") under which options to purchase shares of Common Stock may be issued to employees of the Company. The Company reserved 260,8700 shares of Common Stock for issuance under the Executive Bonus Plan. In August 1997, the Company reserved 250,000 shares of Common Stock for issuance to other consultants ("Consultant Plan 2"). The following table presents the number of shares issued or options granted under each of the Plans as of September 30, 1998:

                 PLAN           OPTIONS GRANTED/SHARES ISSUED   OPTION SHARES EXERCISED
                 ----           -----------------------------   -----------------------
Employee Plan                              282,500                        9,167

Director Plan                              100,000                      100,000

Stock Purchase Plan                              0                            0

Executive Stock Bonus Plan                 190,475

Consultant Plan 1                          200,000

Consultant Plan 2                           40,000

COMPENSATION OF DIRECTORS

         The Company pays its Directors $1,500 for each Board of Director meeting attended in person and $250 for each telephonic Board meeting. The Company reimburses all Directors for reasonable out-of-pocket expenses incurred in connection with attending Board of Director meetings. Pursuant to the Director Plan, any new Director elected to the Board of Directors is to receive a 10-year option to purchase 10,000 shares of Common Stock at an exercise price determined by the Board of Directors at the time of grant. If a non-employee Director is re-elected, such Director is to receive, upon such re-election, a 10-year option to purchase 5,000 shares of Common Stock at an exercise price determined by the Board of Directors at the time of grant. As of September 1, 1998, no options have been granted under the Director Plan except for a one-time grant of options to purchase 100,000 shares granted to a former Director. See "-Employment Agreements" for a discussion of the compensation paid to Dr. Jeffrey Jones as an employee of the Company. Dr. Michael R. Smith was paid a salary of $140,000 as an employee of the Company for the fiscal year ended September 30, 1997.

EMPLOYMENT AGREEMENTS

         Effective June 1, 1997, the Company entered into a three-year employment agreement with Dr. Joseph W. Stucki to serve as President and Chief Executive Officer of the Company for an annual base salary of $250,000. In addition, he is entitled to a stock bonus of 50,000 shares at the beginning of each year of the employment agreement and has the right to receive an option for 500,000 shares of Common Stock, at an exercise price of $2.34 per share, upon the Company achieving three consecutive quarters of profit or upon termination of employment for any reason in connection with a change of control. Dr. Stucki is also entitled to a car allowance of $1,000 per month and reimbursement of up to $1,500 per year for continuing professional education. In the event of termination of the agreement for any reason by the Company or Dr. Stucki, he will be entitled to a severance pay equal to six months of his full salary. After a change of control of the Company, as defined in the employment agreement, if Dr. Stucki's employment is terminated, he terminates his employment, his duties are changed or certain other specified events take place, he will be entitled to a severance payment equal to twice his effective annual compensation, together with a continuation of all employee benefits for two years.

         The Company previously had two agreements with respect to Jay R. Stucki, one for legal services and one as Chief Financial Officer (CFO). Mr. Stucki agreed to forgo the base salary as general counsel while operating in the combined positions. The CFO agreement was to expire June 1, 1999, subject to automatic renewal for successive one year periods unless either party provided 90-day notice of cancellation prior to expiration of the then current term, and the legal services agreement was to expire September 30, 1998, subject to automatic renewal for successive one year periods unless either party gave notice of cancellation. The Company and Mr. Stucki have mutually agreed to terminate both agreements and are currently negotiating a new agreement for Mr. Stucki's services as General Counsel. Under the CFO agreement, Mr. Stucki was receiving $120,000 in annual compensation as of the date of mutual termination, and was entitled to receive 30,000 shares of Common Stock and options to purchase 200,000 shares of Common Stock on each June 1 anniversary date of the Agreement. He was also entitled to standard employee benefits and reimbursement for continuing professional education expenses. Under the legal services agreement, Mr. Stucki was entitled to annual base compensation of $75,000 (foregone while serving as CFO), and the Company agreed to pay his student loans in the amount of approximately $58,570, which was treated as compensation in fiscal 1997 and 1998. Under the CFO agreement, Mr. Stucki was entitled to his base salary for the remainder of the term if the agreement had been terminated by the Company without cause. While the new employment agreement is being negotiated, Mr. Stucki will continue to receive an annual salary of $120,000, standard employee benefits and reimbursement for continuing professional education expenses.

         Effective July 1, 1994, United Chiropractic Clinic of Uptown, Inc., a subsidiary of the Company, entered into an employment agreement with Dr. Jeffrey Jones as a clinic director providing chiropractic services at the New Orleans Uptown clinic. The agreement was for an initial term of three years, and is automatically renewed for consecutive one year terms unless the Company provides written notice of nonrenewal not less than 90 days prior to the expiration of the then current term. Dr. Jones also may terminate the agreement at any time upon 30 days' written notice, and the Company can terminate the agreement for cause, as defined in the agreement. Dr. Jones gave notice in March 1997 that he was not renewing the employment agreement, although the Company and he have continued to perform under the terms of the employment agreement, and the Company believes the agreement is in effect. A one year covenant not to compete commences upon the effective date of termination. Under the agreement, Dr. Jones received compensation of $255,200 in fiscal 1997 and $500,038 in fiscal 1998. He is also entitled to standard employee benefits and a term life insurance policy of $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the ownership of the Company's Common Stock as of September 30, 1998, by (i) each known beneficial owner of more than five percent (5%) of the outstanding Common Stock,
(ii) each Director, (iii) each executive officer, and (iv) the executive officers and Directors as a group. All share numbers are provided based on information supplied to management of the Company by the respective individuals and members of the group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


                                                NUMBER OF SHARES   PERCENT OF CLASS
                                                ----------------   ----------------
Joseph W. Stucki, D.C.(1)                          2,632,320           16.7%
1300 West Walnut Hill Lane
Suite 275
Irving, Texas 75038

Jay R. Stucki(2)                                     466,382            3.1%
1300 West Walnut Hill Lane
Suite 275
Irving, Texas 75038

Jeffrey Jones, D.C.(3)                             1,024,675            6.9%
807 S. Carrollton Avenue
New Orleans, Louisiana 70118

Michael R. Smith, M.D                                 17,000              *
3930 E. Southcross
San Antonio, Texas 78222

James Roberts                                          9,500              *
1300 West Walnut Hill Lane
Suite 275
Irving, Texas 75038

John V. Mansfield                                         --             --
471 Waterloo Street
London, Ontario N6B 2P4

Officers and Directors as a group (6 persons)      4,149,877           27.1%

--------------------------

*        Less than one percent.

(1) Dr. Stucki is the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The number of shares reported includes 150,000 shares issuable upon exercise of options at $2.00 per share which options are currently exercisable and expire August 15, 2000.

(2) Jay R. Stucki is the Secretary and General Counsel of the Company. The number of shares reported includes 400,000 shares issuable upon exercise of options at $2.34 per share ( 200,000 shares) and $0.281 per share (200,000 shares) which options are currently exercisable and expire May 30, 2002 and June 1, 2003 respectively.

(3) Dr. Jones is a Director of the Company. The number of shares reported includes (i) 60,000 shares issuable upon exercise of options at $2.00 per share which options are currently exercisable and expire August 15, 2000 and (ii) 7,500 shares issuable upon exercise of warrants at $5.00 per share which warrants are currently exercisable and expire October 1, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 19, 1997, the Company entered into an Investor Agreement with Wingate Financial Associates, L.L.C. ("Wingate") pursuant to which $2.6 million of 8% cumulative convertible debentures were issued by the Company. In connection with these transactions, and as part of the Investor Agreement, Dr. Joseph W. Stucki and Dr. Jeffrey Jones were required to grant options to Wingate for 469,304 shares and 197,509 shares, respectively, at an initial exercise price of $2.125, which increased over time. Wingate exercised these options, but required Dr. Stucki and Dr. Jones to loan one-half of the proceeds, which amounted to $439,973 and $185,165, respectively, to the Company. Notes documenting these loans were executed In July 1997, bore interest at 8% per annum and were payable in stock of the Company or cash, at the holder's election. Dr. Stucki and Dr. Jones elected to take stock in payment of the notes in September 1997, and Dr. Stucki was issued 111,739 shares in exchange for $439,973 in principal and interest accrued under his note, and Dr. Jones was issued 47,026 shares in exchange for $185,165 in principal and interest accrued under his note. As a condition to receiving stock, the Company's Board required that Dr. Stucki and Dr. Jones sell their shares through a designated broker. When the shares were not sold as promised, Dr. Stucki and Dr. Jones threatened legal action and the Company agreed to reverse the transaction, whereupon Dr. Jones and Dr. Stucki returned the shares issued to them and the notes were reinstated in the amounts of $439,973 and $185,165 for Dr. Stucki and Dr. Jones, respectively. On August 24, 1998, the Company sold $3,385,000 of 8% convertible debentures, and $250,000 of the proceeds from the debentures were used to repay $175,950 to Dr. Stucki and $74,050 to Dr. Jones under these notes.

         As part of the Wingate transaction, Dr. Joseph W. Stucki was also required to sell shares of Common Stock in an amount equal to $125,981 and loan the proceeds to the Company. On May 12, 1997, Dr. Stucki made this loan in exchange for a convertible debenture bearing interest at 10% per annum convertible in 90 days into Common Stock of the Company at a 15% discount to the fair market value on date of execution. This debenture was converted on September 30, 1997 by Dr. Stucki, including the accrued interest of $4,867, for 87,964 shares of Common Stock.

         On January 5, 1996, the Company purchased all of the outstanding membership interests in Valley Family Health Center, L.L.C. ("Valley Family") in exchange for an aggregate of 360,000 shares of the Company's Common Stock. Dr. Joseph W. Stucki indirectly owned 25% of such membership interests, and received 90,000 shares of the Company's Common Stock. Dr. Stucki had an investment of approximately $100,000 in his membership interest.

         On May 3, 1996, Dr. Jeffrey Jones loaned $125,000 to the Company bearing interest at an annual rate of 10% which was repaid in full (with interest of $6,370) on November 5, 1996. He was granted a warrant to purchase 6,250 shares of Common Stock at any time prior to May 3, 1998 at an exercise price of $5.00 per share as partial consideration for making such loan. Dr. Jones also loaned $100,000 to the Company on December 17, 1996, bearing interest at an annual rate of 57%, which loan was repaid in full (with interest of $19,000) on April 29, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the Company's Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to 1997, other than Peter Leach (a former director), who has not filed, and Dr. Joseph W. Stucki, who was late in filing a Form 3 and Form 5 during such period.

                                   PROPOSAL 2
                             APPROVAL OF CONVERSION
                                 OF COMMON STOCK

GENERAL

         In August 1998, the Company issued debentures in the total principal amount of $3,385,000 to four limited partnerships not affiliated with the Company. The debentures are convertible into the Company's Common Stock at a conversion price equal to 80% of the average of the closing bid price of the Common Stock on the Nasdaq Small Cap Market for the five trading days preceding each conversion date; provided, no holder may covert an amount of debentures which would result in the holder and its affiliates beneficially owning more than 4.9% of the outstanding shares of Common Stock of the Company. The debentures are payable in full on August 24, 2001 (the "Maturity Date"), and may be partially converted from time to time into Common Stock until the Maturity Date. The Company may prepay the debentures at any time, and any debentures remaining unpaid at the Maturity Date will automatically be converted into shares of Common Stock at the conversion rate, regardless whether any holder or its affiliates would then own more than 4.9% of the outstanding shares of Common Stock. The Company has pledged all of its tangible and intangible personal property as security for repayment of the subordinated debentures.

         Neither New York law nor the Company's Certificate of Incorporation or Bylaws require Stockholder approval of the issuance of shares upon conversion of the debentures into Common Stock. However, under the Marketplace Rules of the Nasdaq Stock Market, the Stockholders must approve the conversion feature of the debentures, by a majority of the total votes cast on the Proposal, because it could result in the issuance by the Company of an aggregate number of shares of Common Stock exceeding 20% of the shares of Common Stock presently outstanding.

         Failure of the Company to obtain such approval of its Stockholders prior to December 24, 1998 will result in the Company being in default under the debentures, whereupon the holders will have, among other rights, the right to declare the full amount of the debentures due and payable, together with interest at 15% per annum, and foreclose on the collateral, or to convert principal and interest for up to 20% of the number of shares of Common Stock outstanding on the date of such conversion and declare the remaining debentures immediately due and payable at an amount equal to 125% of the sum of principal and accrued interest thereon, and foreclose on the collateral.

         The Company is also required to file a registration statement with the Securities and Exchange Commission ("Commission") on Form S-3 on or before October 8, 1998 to register for resale the shares of Common Stock issued upon conversion of the debentures. The registration statement must be declared effective by the Commission on or before December 22, 1998, or the Company will be in default under the debentures, which will give the holders various rights, including those noted above.

PROPOSAL TO APPROVE CONVERSION SHARES

         The Company is submitting to the Stockholders for approval the Proposal to authorize the Company to issue shares of Common Stock to the holders of the debentures upon conversion of their debentures into shares of Common Stock pursuant to the terms of the debentures. Stockholders may vote for or against or abstain from voting on the Proposal.

         In considering their vote on the Proposal, Stockholders should give special consideration to the following matters:

         Effect on Outstanding Voting Shares. Prior to conversion of the debentures, there are a total of 14,679,901 shares of Common Stock outstanding. Assuming full conversion of the debentures at a conversion price of approximately $0.0625 per share , which is 80% of the average of the closing bid price of the Common Stock for the five trading days preceding September 1, 1998, there would be approximately 82,379,901 shares of Common Stock outstanding. As noted above, the conversion price is equal to 80% of the average of the closing bid price of the Common Stock for the five trading days preceding each conversion date. Consequently, the number of shares issuable will vary depending on the conversion date and the conversion price.

         Effect on Capitalization. The following table presents the capitalization of the Company at June 30, 1998, and as adjusted to show the pro forma effect as of June 30, 1998 of the issuance and full conversion of the debentures assuming a conversion date of September 1, 1998.

                                                               JUNE 30, 1998
                                                       -----------------------------
                                                        HISTORICAL      AS ADJUSTED
                                                       ------------     ------------
         Current maturities of long-term debt          $    357,811     $    357,811
         Long-term debt, net of current maturities          695,069          695,069
         Stockholders' equity:
             Common Stock                                    12,668           80,368
             Options to acquire Common Stock                685,664          685,664
             Additional paid-in capital                  13,268,905       16,586,205
               Accumulated deficit                       (8,623,228)      (8,623,228)
                                                       ------------     ------------
         Total stockholders' equity                       5,344,009        8,729,009
                                                       ------------     ------------
         Total capitalization                          $  6,396,889     $  9,781,889
                                                       ============     ============

         Stockholders' equity per share of
             Common Stock before conversion
             and as adjusted for full conversion       $        .42     $        .11
                                                       ============     ============

         Optional Conversion. The conversion rights contained in the debentures are optional except for the mandatory conversion required at the Maturity Date for any debentures remaining outstanding on the Maturity Date.

         Waiver of Rights. Stockholders should be aware that under New York law, any Stockholders voting in favor of the Proposal may be deemed to have waived their rights to challenge such transaction, while Stockholders voting against such transaction or abstaining from voting will continue to retain those rights. Any such challenge could include allegations that the Board of Directors or controlling Stockholders of the Company violated a fiduciary duty or duty of fairness to the Company or the other Stockholders in the valuation and terms of the issuance of the debentures and the conversion rate. A positive Stockholder vote may have the effect of protecting the Board of Directors and such controlling Stockholders from such claims on the theory that the Stockholders have ratified the actions in accordance with New York law and the Company's Bylaws. It should also be noted that under New York law, Stockholders do not have dissenters' rights resulting from the Proposal, nor do they have preemptive rights to acquire any of the conversion shares.

REQUIRED VOTE

         The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock attending the Annual Meeting is necessary to approve and adopt Proposal 2. Accordingly, if a Stockholder abstains from voting certain shares on the approval and adoption of Proposal 2, or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares, those shares will not be considered as shares present and entitled to vote with respect to the approval and adoption of Proposal 2 and therefore will have no effect on the outcome of the vote, assuming a quorum is otherwise present.

         As noted above, failure of the Stockholders to approve the issuance of shares of Common Stock upon conversion of the debentures will constitute a default under the debentures. In such event, the Company may seek a waiver of this requirement from Nasdaq or a waiver from the holders of the debentures. If the Company cannot obtain a waiver from Nasdaq, the Company may lose its listing as a Nasdaq Small Cap Market issuer, which would also constitute a default under the debentures. If waivers from Nasdaq and the holders of the debentures cannot be obtained, the Company will be required to repay the debentures at the default rates noted above, or face foreclosure of its intangible and tangible personal property. There can be no assurance that the Company will be able to successfully borrow or otherwise raise sufficient funds to enable it to repay the debentures in such circumstances.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF PROPOSAL 2 DESCRIBED ABOVE.

                                   PROPOSAL 3
          REVERSE SPLIT AND AMENDMENTS TO CERTIFICATE OF INCORPORATION

INTRODUCTION

         The Board of Directors of the Company has adopted a resolution approving, and recommends to the holders of Common Stock that they approve, (i) an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 115,000,000 shares to 4,600,000 shares (without affecting par value) ("Amendment No. One", substantially in the form of Appendix A attached hereto), (ii) a 1-for-25 reverse stock split of the Company's presently issued and outstanding shares of Common Stock (the "Reverse Split"), and (iii) an amendment to the Company's Certificate of Incorporation, following the effective date of the Reverse Split, to increase the post-split number of authorized shares of Common Stock from 4,600,000 shares to 100,000,000 shares (without affecting par value) ("Amendment No. Two", substantially in the form of Appendix B attached hereto), all of which shall be considered as one proposal (the "Proposal") submitted to a vote of the holders of Common Stock. The vote will be taken for or against the Proposal so that all three elements are considered in one vote. The Proposal was adopted by the Company's Board of Directors and is subject to approval by the holders of Common Stock.

         Upon approval of the Proposal at the Annual Meeting, the following actions will take place:

         1. Amendment No. One will be filed with the State of New York on November 20, 1998 (the "Effective Date") and the number of authorized shares of Common Stock will be reduced from 115,000,000 to 4,600,000 shares (without affecting par value) as of the Effective Date.

         2. The Reverse Split of the Company's existing issued and outstanding Common Stock will occur and such issued and outstanding shares will automatically be divided by 25, and each current holder of 25 shares of Common Stock will automatically become the holder of one post-split share of Common Stock. No fractional shares will be deemed issued in connection with the Reverse Split, and any fractional shares that may result will be rounded up to the nearest whole post-split share. The certificates representing the existing pre-split outstanding shares of Common Stock will not be required to be exchanged for new certificates representing post-split shares. Rather, the existing certificates shall be deemed to automatically constitute and represent the correct number of post-split shares without further action by the stockholders, and new certificates will only be issued as old certificates are delivered to the Company's transfer agent as transfers of shares occur after the Effective Date. As a result of the Reverse Split, the number of outstanding shares of Common Stock on the Effective Date will be reduced from 14,679,901 shares to approximately 587,196 shares (subject to minor adjustments due to the rounding up of fractional shares).

         3. Immediately following the Effective Date, Amendment No. Two will be filed with the State of New York and the number of post-split authorized shares of Common Stock will be increased from 4,600,000 post-split shares to 100,000,000 post-split shares (without affecting par value). Immediately after filing Amendment No. Two with the State of New York, the Company will have authorized 100,000,000 shares of Common Stock, of which approximately 587,196 shares will be issued and outstanding (subject to minor adjustments due to the rounding up of fractional shares).

         The enclosed form of proxy provides a means for holders of Common Stock to vote for or against the Proposal, or to withhold authority to vote for the Proposal. Each properly executed Proxy received in time for the meeting will be voted as specified thereon. If a holder of Common Stock does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the Proposal. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock outstanding as of the Record Date is necessary to approve the Proposal. Accordingly, if a stockholder abstains from voting certain shares on the approval of the Proposal, a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, or a broker indicates that it does not have authority to vote certain shares, it will have the effect of a negative vote.

         The voting rights and other rights attributable to Common Stock will not be altered by the Proposal. Except for the rounding up of fractional shares (which will result in only minor adjustments), the proposed Reverse Split will not affect any stockholder's proportionate equity interest in the Company. The Proposal will not change the par value of Common Stock. The effect on the Company's consolidated financial statements will be a reclassification of the capital accounts on the Company's balance sheet and a recalculation of loss per share and weighted average shares outstanding as if the Reverse Split had occurred on the first day of each period presented.

REASONS FOR PROPOSED REVERSE SPLIT

         The current price per share of the Company's Common Stock is below the minimum bid price per share of $1.00, which is necessary to maintain the Company's listing as a Nasdaq SmallCap Market Issuer, and the Company has committed to Nasdaq that it would undertake the Reverse Split in an effort to increase the per share trading price to maintain its listing. The Board of Directors of the Company is also of the opinion that the current price per share of the Company's Common Stock has a tendency to diminish the effective marketability of such stock because of the reluctance of many leading brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of such policies and practices pertain to the payment of broker's commissions and to time consuming procedures that operate to make the handling of lower-priced stocks unattractive to brokers from an economic perspective. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks since the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The foregoing factors adversely affect the price and liquidity of the Common Stock, and could also affect the Company's ability to raise additional capital through a sale of equity securities. While the Company may pursue attempts to raise additional equity capital through a sale of equity securities at some future time following the Reverse Split, there are no current plans to raise such additional capital and there can be no assurance that additional capital can be raised on terms acceptable to the Company, even if the Reverse Split is approved.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the anticipated corresponding increased price per share, will allow the Company to maintain its listing as a Nasdaq SmallCap Market Issuer and will stimulate interest in the Company's post-split Common Stock and possibly promote greater liquidity for the Company's stockholders with respect to those shares held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding after the proposed Reverse Split. If the Reverse Split does not result in the Company being able to maintain a minimum bid price per share of $1.00 for its Common Stock, the Company may be unable to maintain its listing as a Nasdaq Small Cap Market Issuer. Failure to maintain its listing would constitute a default under the $3,385,000 of debentures which, in turn, would give the holders of debentures the rights discussed above under "Approval of Conversion of Common Stock-General," including acceleration of the due date of the debentures and foreclosure on all of the Company's tangible and intangible personal property.

         The Board of Directors is also hopeful that the proposed Reverse Split will result in a price level for the shares that would mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's Common Stock. However, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

         Management of the Company is not aware of any present efforts by any person or persons to accumulate Common Stock in order to obtain control of the Company and the proposed Reverse Split is not intended to be an anti-takeover device. The approval of the Proposal is being sought simply in an attempt to maintain the Company's listing as a Nasdaq Small Cap Market Issuer and to enhance the image of the Company and to price the Common Stock in a price range more acceptable to the brokerage community and to investors.

REASONS FOR INCREASE OF POST-SPLIT NUMBER OF AUTHORIZED SHARES

         Amendment No. Two will be filed immediately after the Effective Date in order to increase the post-split number of authorized shares of Common Stock from 4,600,000 shares to 100,000,000 shares. After giving effect to the Reverse Split on the Effective Date, the Company will have approximately 587,196 shares (subject to minor adjustments due to rounding of fractional shares) outstanding, which would represent approximately 13% of the authorized shares if Amendment No. Two was not implemented. In order to provide the Company with flexibility to engage in financing and other acquisition transactions with Common Stock, and to otherwise have sufficient shares of Common Stock available for issuance from time to time by the Board of Directors upon its determination that such issuance is appropriate and in the best interest of the Company, including the issuance of shares upon conversion of outstanding debentures, the Board has approved, and recommends that the holders of Common Stock approve as part of the Proposal, Amendment No. Two increasing the number of post-split authorized shares of Common Stock to 100,000,000 shares. Other than various options and warrants representing approximately 26,087 post-split shares and approximately $4,036,000 of debentures of the Company convertible into approximately 3,259,061 post-split shares (assuming a conversion price of approximately $0.0625 per share as of September 1, 1998), the Company is not presently a party to any agreement, letter of intent or understanding with any other party respecting any additional Common Stock. However, the Company plans to pursue acquisition and merger opportunities as they become available and otherwise pursue financing transactions determined to be suitable by the Board.

GENERAL EFFECT OF PROPOSAL

         The effect of the Proposal on the aggregate number of shares of the Company's Common Stock is as follows:

                                               PRIOR TO            AFTER
NUMBER OF SHARES(1)                            PROPOSAL           PROPOSAL
----------------                             -------------      -------------
Common Stock
         Authorized                            115,000,000          4,600,000
         Outstanding                            14,679,901            587,196(2)
         Available for issuance                100,320,099          4,012,804(2)
         Par value per share                 $        .001      $        .001

FINANCIAL DATA(3)
Stockholders' equity
         Common Stock                        $       9,871      $         395(2)
         Options to acquire Common Stock           685,664            658,664
         Additional paid-in capital             12,003,258         12,012,734(2)
         Accumulated deficit                    (6,628,616)        (6,628,616)
                                             -------------      -------------
         Total stockholders' equity          $   6,070,177      $   6,070,177
                                             =============      =============

-------------------------

(1)      As of September 30, 1998.

(2)      Subject to minor adjustment due to rounding of fractional shares.

(3)      Based upon audited financial information at September 30, 1997.


EFFECT UPON OUTSTANDING OPTIONS AND WARRANTS

         In connection with the Proposal, all outstanding options and warrants will be adjusted so that the number of shares issuable upon the exercise of such outstanding options or warrants will be decreased in proportion to the 1-for-25 Reverse Split, and the exercise price per share under such outstanding options and warrants will be proportionately increased. Outstanding options and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of any fractional share. The Company's 1995 Employee Stock Option Plan, 1995 Non-Employee

Director Stock Option Plan, 1995 Employee Stock Purchase Plan, Executive Bonus Plan, Consultant Plan 1 and Consultant Plan 2 presently provide for 1,000,000 shares, 250,000 shares, 250,000 shares, 260,870 shares, 200,000 shares and 250,000 shares, respectively, which will be decreased proportionately so that the number of post-split shares authorized under these Plans will equal 40,000 shares, 10,000 shares, 10,000 shares, 10,435 shares, 8,000 shares and 10,000 shares, respectively.

NO EXCHANGE OF STOCK CERTIFICATES

         As noted above under "Introduction", each current certificate representing issued and outstanding shares of Common Stock prior to the Reverse Split shall be deemed to automatically constitute and represent the correct number of post-split shares after the Effective Date without further action by the stockholders, and it will not be necessary for any stockholder to surrender the existing certificates representing such Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. Accordingly, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

         1. The proposed Reverse Split will not be a taxable transaction to the Company.

         2. A stockholder will not recognize any gain or loss as a result of the Reverse Split.

         3. The aggregate tax basis of a stockholder's post-split shares of Common Stock (including any fractional shares issued in connection with the rounding up of fractional shares) will equal the aggregate tax basis of the stockholder's shares of pre-split Common Stock. The holding period of the post-split Common Stock generally will include the holding period of the stockholder's pre-split Common Stock, provided the pre-split shares of Common Stock were capital assets in the hands of such stockholder.

NO DISSENTERS' RIGHTS

         Under New York law, Stockholders are not entitled to dissenters' rights with respect to the Reverse Split or any other element of the Proposal.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                  AND ADOPTION OF PROPOSAL 3 DESCRIBED ABOVE.


                                   PROPOSAL 4
                            RATIFICATION OF AUDITORS


         The Board of Directors has selected Lane Gorman Trubitt, L.L.P. to serve as the Company's independent auditors for the year ending September 30, 1998. The Stockholders are being asked to ratify the Board's selection. Representatives of Lane Gorman Trubitt, L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to answer appropriate questions.

         Hein + Associates LLP served as the Company's independent public accountants for 1996, but the Company terminated its relationship with Hein + Associates LLP on July 29, 1997 and engaged BDO Seidman, LLP to serve as its independent public accountants. However, on October 20, 1997, prior to any work being performed, the Company and BDO Seidman, LLP agreed to end their relationship, and on November 18, 1997, the Company engaged Lane, Gorman, Trubitt, LLP. There were no disagreements with Hein + Associates LLP or BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. Copies of letters from Hein + Associates LLP and BDO Seidman, LLP, addressed to the Securities and Exchange Commission, concurring with the Company's statements herein have been filed with the

Securities and Exchange Commission. The report of Hein + Associates LLP on the financial statements of the Company for the fiscal year ended September 30, 1996 included an explanatory paragraph which expressed substantial doubt about the Company's ability to continue as a going concern. The decisions to terminate the Company's relationship with Hein + Associates LLP and end its relationship with BDO Seidman, LLP were approved by the Board of Directors of the Company, and the decision to engage Lane Gorman Trubitt, L.L.P. was approved by the Audit Committee of the Board of Directors of the Company.

         Ratification of the appointment of Lane Gorman Trubitt, L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1998 requires the approval by the holders of a majority vote of the outstanding shares of Common Stock attending the Annual Meeting, either in person or by proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL 4.


                                  ANNUAL REPORT


         The Annual Report to Stockholders, including consolidated financial statements, for the year ended September 30, 1997, accompanies the proxy material being mailed to all Stockholders. The Annual Report is not a part of the proxy solicitation material.


                                  OTHER MATTERS


         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented to the Annual Meeting by others. In the event that other matters properly come before the Annual Meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.


                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS


         Any Stockholder who intends to present a proposal at the 1999 Annual Meeting of Stockholders must file such proposal with the Company by June 24, 1999, for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting. The proxies named in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders may exercise discretionary authority to vote on any matter raised at the 1999 Annual Meeting which is not described in the 1999 proxy statement unless the Company has received notice of such matter on or before September 7, 1999.

                                             By Order of the Board of Directors



                                             Jay R. Stucki, Secretary

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AMERICAN HEALTHCHOICE, INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the President and Secretary of American HealthChoice, Inc., a New York Corporation, do hereby certify and set forth:

         1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN HEALTHCHOICE, INC. The Corporation's Certificate of Incorporation was filed on September 14, 1988 under the name Paudan, Inc.


         2. The Corporation presently has 115,000,000 authorized shares of common stock and is effecting a 1-for-25 reverse split of its common stock, resulting in the authorized shares of common stock being reduced from 115,000,000 shares to 4,6000,000 shares. There will be no impact on the 5,000,000 shares of authorized preferred stock. Therefore, the Certificate of Incorporation of the Corporation is hereby amended by amending the first paragraph of paragraph FOURTH to read in its entirety as follows:


                  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 9,600,000, of which 4,600,000 shares shall be common stock of the par value of $0.001 per share (the "Common Stock"), and of which 5,000,000 shares shall be preferred stock of the par value of $0.001 per share ("Preferred Stock"). At the filing of this Certificate of Amendment, each outstanding share of Common Stock of the par value of $0.001 per share shall become one-twenty fifth (1/25th) share of Common Stock of the par value of $0.001 per share, so that after the filing of this Certificate of Amendment stockholders shall be deemed to hold one share of Common Stock for every 25 shares of Common Stock held prior to the filing, with any fractional shares being rounded up to the nearest whole share of Common Stock."

         3. As of the date of approval of this Certificate of Amendment, there were 14,679,901 shares of Common Stock of the par value of $0.001 per share issued and outstanding and 100,320,099 shares of Common Stock of the par value of $0.001 per share authorized but unissued. Following the filing of this Certificate of Amendment, there will be 587,196 shares of Common Stock of the par value of $0.001 per share issued and outstanding and 4,012,804 shares of Common Stock of the par value of $0.001 per share authorized but unissued.

         4. The Certificate of Amendment is not intended to reduce stated capital.

         5. This Certificate of Amendment to the Corporation's Certificate of Incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law, by vote of the Board of Directors of the Corporation, followed by vote of at least a majority of all outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders.

         6. This is the first of two Certificates of Amendment being filed on the same day by the Corporation.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury on _______________ __, 1998.

                                        AMERICAN HEALTHCHOICE, INC.



                                        By:
                                           -------------------------------------
                                               Joseph W. Stucki, President

                                        By:
                                           -------------------------------------
                                               Jay R. Stucki, Secretary

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AMERICAN HEALTHCHOICE, INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the President and Secretary of American HealthChoice, Inc., a New York Corporation, do hereby certify and set forth:

         1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN HEALTHCHOICE, INC. The Corporation's Certificate of Incorporation was filed on September 14, 1988 under the name Paudan, Inc.


         2. The Certificate of Incorporation of the Corporation is hereby amended to increase the number of authorized shares of common stock by amending the first paragraph of paragraph FOURTH to read in its entirety as follows:


                  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 105,000,000, of which 100,000,000 shares shall be common stock of the par value of $0.001 per share (the "Common Stock"), and of which 5,000,000 shares shall be preferred stock of the par value of $0.001 per share ("Preferred Stock").






         3. This Certificate of Amendment to the Corporation's Certificate of Incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law, by vote of the Board of Directors of the Corporation, followed by vote of at least a majority of all outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders.



         4. This is the second of two Certificates of Amendment being filed on the same day by the Corporation.


         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury on _______________ __, 1998.

                                      AMERICAN HEALTHCHOICE, INC.



                                      By:
                                         -------------------------------------
                                              Joseph W. Stucki, President

                                      By:
                                         -------------------------------------
                                              Jay R. Stucki, Secretary

                               COMMON STOCK PROXY

                           AMERICAN HEALTHCHOICE, INC.

    THIS COMMON STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of American HealthChoice, Inc. (the "Company") to be held at the Company's office at 1300 West Walnut Hill Lane, Suite 275, Irving, Texas 75038, on November 20, 1998, beginning at 10:00 a.m., local time, and the Proxy Statement in connection therewith and (2) appoints Dr. Joseph W. Stucki and Jay R. Stucki, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

         The undersigned directs that the undersigned's proxy be voted as follows:

          1. ELECTION OF    [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY to vote for    [ ] ABSTAIN
             DIRECTORS          (except as marked to the contrary below      all nominees listed below           from voting

      Joseph W. Stucki, D.C., Jeffrey Jones, D.C., Michael R. Smith, M.D.,
                      John V. Mansfield and James Roberts

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

     ---------------------------------------------------------------------------

          2. APPROVAL OF    [ ] FOR Approval of Proposal 2               [ ] AGAINST Approval of Proposal 2    [  ] ABSTAIN
             PROPOSAL 2         described below                              described below                        from voting

                            Proposal 2 is the approval of the issuance of shares of Common Stock upon conversion of $3,385,000 of debentures issued during August 1998.

          3. APPROVAL OF   [ ]  FOR Approval of Proposal 3               [ ] AGAINST Approval of Proposal 3    [  ]  ABSTAIN
             PROPOSAL 3         described below                              described below                         from voting

                            Proposal 3 [items (i) through (iii) below] constitutes a unified proposal to approve, and a vote "FOR" will constitute approval of, all of the following matters:

                            (i) An amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 115,000,000 shares to 4,600,000 shares
                                    (without affecting par value); and

                             (ii)   a 1-for-25 reverse stock split of the
                                    Company's presently issued and outstanding shares of Common Stock (the "Reverse Split"); and

                             (iii) an amendment to the Company's Certificate of Incorporation, following the effective date of the Reverse Split, to increase the post-split number of authorized shares of Common Stock from 4,600,000 shares to 100,000,000 shares (without affecting par value).

         4. RATIFY SELECTION OF LANE GORMAN TRUBITT, L.L.P. AS THE COMPANY'S AUDITORS.

                [ ] FOR Ratification  [ ] AGAINST Ratification  [ ] ABSTAIN
                                                                    from voting

         5. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

         This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above, for approval of the Proposals in items 2 and 3 above and for ratification of the selection of auditors in Item 4 above.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

         Please date, sign and mail this proxy in the enclosed envelope.

                                            Date                        1998
                                                 ----------------- ---,

                                            ------------------------------------
                                                    Signature of Stockholder

                                            ------------------------------------
                                                    Signature of Stockholder

                                            Please date this proxy and sign your
                                            name exactly as it appears hereon.
                                            Where there is more than one owner,
                                            each should sign. When signing as an
                                            attorney, administrator, executor,
                                            guardian or trustee, please add your
                                            title as such. If executed by a
                                            corporation, the proxy should be
                                            signed by a duly authorized officer.